ADDENDUM TO PLEDGE AGREEMENT

THIS ADDENDUM TO PLEDGE AGREEMENT (the “Addendum”) is made and dated as of the 23rd day of February, 2007 by and between Patient Safety Technologies, Inc., a Delaware corporation (“Debtor”), and Steven J. Caspi, an individual (“Secured Party”).

RECITALS

A. Whereas, Debtor and Secured Party entered into a Pledge Agreement dated as of September 8, 2006 pursuant to the terms of that certain Secured Convertible Promissory Note dated as of even date therewith (as the same may be amended, extended or replaced from time to time, the “Note”), issued pursuant to that certain Note and Warrant Purchase Agreement dated as of even date therewith and executed by the parties (as the same may be amended, extended or replaced from time to time, the “Purchase Agreement”), given in consideration of that certain loan from Secured Party to Debtor in the principal amount of $1,495,280.89 (the “Loan”). Capitalized terms used herein without definition have the meanings assigned thereto in the Purchase Agreement.

B. Since the effective date of the Pledge Agreement, the 2,421,292 shares in Digicorp, a Utah corporation, referenced on Schedule I to the Pledge Agreement (the “Shares”) and pledged as collateral for the Loan, have been sold, and Debtor is holding a Non-Recourse Promissory Note (“the Non-Recourse Note”) and a Security and Pledge Agreement (“Security Agreement”) from the purchaser of the shares, both dated December 27, 2006, the Security Agreement pledging as collateral for the Non-Recourse Note a security interest in the Shares. The Non-Recourse Note and the Security Agreement are attached hereto as Exhibits “A” and “B”, respectively.

C. Debtor has agreed to grant to Secured Party, as further collateral for the Loan, all of its right, title and interest in and to the Non-Recourse Note and the Security Agreement.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Collateral Assignment.

Debtor hereby pledges, assigns and grants to Secured Party all of its right, title and interest in and to the Non-Recourse Note and the Security Agreement, attached hereto as Exhibits “A” and “B”, respectively, to further secure payment and performance of Debtor’s obligations under the Loan. All other terms of the Pledge Agreement shall remain the same.

2. Execution in Counterparts.

This Addendum to Pledge Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

EXECUTED as of the date first written above.

DEBTOR:	PATIENT SAFETY TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

	Address:	1800 Century Park East, Suite 200
Los Angeles, CA 90067

SECURED PARTY:

By:
	Name:	Steven J. Caspi

	Address:	3010 Westchester Avenue
Purchase, New York 10577